EXHIBIT 4.2
                                                                     -----------



THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY MAKER OF AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE REASONABLY ACCEPTABLE TO MAKER) IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO MAKER THAT THE SECURITIES MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.


                                     FORM OF
                                CONVERTIBLE NOTE


$250,000                                                       February 13, 2002

               For value received, the undersigned, Tremor Entertainment, Inc., a Nevada corporation (the "Maker"), hereby unconditionally promises to pay to the order of Kevin Ryan (the "Holder"), at such place as the Holder may designate, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) on May 12, 2002 (the "Maturity Date"), together with interest on the outstanding and unpaid principal amount of this Note, in arrears, accruing at the rate of ten percent (10%) per annum, commencing on the date hereof and continuing until the Maturity Date or as otherwise deemed paid upon either the conversion or prepayment of this Note (computed on the basis of a year of 360 days for the actual number of days elapsed), in accordance with this Note. All payments hereunder shall be in lawful money of the United States and in immediately available funds.

1.       PAYMENT OF PRINCIPAL; PREPAYMENT

         (a) Unless earlier becoming due and payable in accordance with Section 6 hereof, at the Maturity Date the outstanding principal amount of this Note plus all accrued and unpaid interest herein shall be due and payable in cash or, at the option of either the Holder or the Maker, converted into that number of shares of the common stock, par value $.001 per share, of Tremor Entertainment, Inc. (the "Common Stock") in accordance with Section 2 hereof.

         (b) The Maker may, at its option, prepay all or a portion of the outstanding principal amount of this Note, at any time and from time to time, prior to the Maturity Date without premium or penalty. Each prepayment shall be applied first to the payment of all interest accrued hereunder on the date of any prepayment, and the balance of any such prepayment shall be applied to the principal amount hereof.

2.       CONVERSION TO COMMON STOCK.

         (a) At any time (the "Conversion Date") on or prior to the Maturity Date, either the Holder or the Maker may, at its option, elect to convert all or any portion of the outstanding principal amount of this Note at the Conversion Date into that number of shares of the Common Stock equal to the quotient of (x) the outstanding principal amount of this Note (or the portion thereof being converted) divided by (y) the Conversion Price (as defined in Section 2(b) below) then in effect (the "Conversion Shares").

         (b) The Conversion Price (the "Conversion Price"), with respect to any conversion of Notes, shall be an amount to be mutually determined by the Holder and the Maker on or prior to March 13, 2002; provided, however, that if the Holder and the Maker are unable in good faith to agree upon the determination of the Conversion Price by such date, then such parties shall, within two (2) business days thereafter, appoint a mutually agreeable nationally recognized certified public accounting firm or independent, reputable investment bank to determine the Conversion Price. If the Holder and the Maker are unable to mutually agree upon the timely selection of such an accounting firm or bank, as the case may be, then the parties agree to the appointment of a nationally recognized certified public accounting firm or investment bank by the American Arbitration Association. The parties agree that such accounting firm or bank shall have no other authority hereunder other than to determine the Conversion Price. Such a determination shall be made within five (5) business days of the appointment of such accounting firm or bank and shall be conclusive, final and binding upon all parties hereto. The Holder and the Maker shall each pay one-half of the fees and expenses of the services performed by any such accounting firm or bank, as the case may be.

3.       CONVERSION PROCEDURE.

         (a) To convert all or any portion of the outstanding principal amount of this Note, the party seeking to convert pursuant to Section 2(a) hereof (the "Initiating Party") shall: (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m. (California time) on the Conversion Date, a copy of a fully executed notice of conversion in the form attached hereto as EXHIBIT A (the "Conversion Notice") to the other party and (ii) upon confirmation of receipt of the Conversion Notice by such other party, as provided herein, (A) the Initiating Party shall surrender to a common carrier for overnight delivery to the other party the originally executed Conversion Notice and (B) the Holder shall surrender to a common carrier for overnight delivery to the Maker the original Note to be converted.

         (b) Upon receipt of a facsimile copy of a Conversion Notice, the Holder
or  the  Maker,  as  applicable,   shall  immediately  send,  via  facsimile,  a
confirmation of receipt of such Conversion Notice to such other party.

         (c) Upon receipt by the Maker of the  original  Note to be converted in


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


whole or in part pursuant to a Conversion Notice, together with the original Conversion Notice, duly executed and acknowledged, the Maker or its designated transfer agent (the "Transfer Agent"), as applicable, shall promptly issue to the address specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for that number of shares of Common Stock to which the Holder shall be entitled (the "Conversion Shares"). If the outstanding principal amount of this Note submitted for conversion is greater than the outstanding principal amount of this Note being converted, then the Maker shall, as soon as practicable, issue and deliver to the Holder a new original Note representing the aggregate principal amount not converted.

         (d) No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Maker shall pay an amount of cash to the Holder equal to the product of such fraction multiplied by the closing price of the Common Stock on the Conversion Date.

         (e) Anything to the contrary contained herein notwithstanding, the Maker shall not be obligated to issue certificate(s) evidencing the Conversion Shares issuable upon conversion of this Note unless the original Note is either delivered to the Maker or the Holder notifies the Maker that such Note has been lost, stolen, or destroyed, and executes an agreement reasonably satisfactory to the Maker to indemnify the Maker from any loss incurred by it in connection therewith.

         (f) The Holder hereby further acknowledges that the obligation of the Maker to issue the Conversion Shares upon the conversion of this Note shall be subject to such Holder's cooperation with the Maker, including, without limitation, the confirmation of the investment representations and warranties to the Maker made in Section 5 hereof, as of the Conversion Date.


4. RESERVATION OF COMMON STOCK. At all times during which this Note remains outstanding, the Maker agrees to reserve and keep available for issuance to the Holder an authorized number of shares of Common Stock sufficient to permit the conversion in full of this Note. The Maker represents that the Conversion Shares, when issued upon conversion of this Note, shall be validly issued, fully paid and non-assessable and not subject to any lien or encumbrance.

5. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder hereby acknowledges that this Note (and the Conversion Shares, if any, issuable upon the conversion of this Note) is given to the Holder in reliance upon the Holder's representations and warranties to the Maker, which by its acceptance of this Note the Holder hereby confirms, as follows:


         (a) Own Account. That the Note and the Conversion Shares, if any (collectively, the "INVESTMENT SECURITIES"), being acquired by the Holder are being acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting


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


any participation in, or otherwise distributing the same. By acknowledging this Note, the Holder further represents and warrants that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Investment Securities.

         (b) Disclosure of Information. In making the decision to acquire the Investment Securities, the Holder relied solely upon its independent investigation and due diligence regarding the business of the issuer of the Investment Securities and an investment in the Investment Securities. The Holder did not rely upon any representations or warranties made by or on behalf of the issuer of the Investment Securities. The Holder acknowledged that it had an opportunity to consult with its own attorney regarding legal matters concerning the issuer of the Investment Securities and an investment in the Investment Securities and to consult with its tax advisor regarding the tax consequences of acquiring the Investment Securities;

         (c) Accredited Investor. The Holder is aware of what constitutes, and fully understands the definition of, an "Accredited Investor," as that term is defined in Regulation D promulgated under the Act and under the laws of each state of which the Holder is a resident, and is an "Accredited Investor" for purpose of said Regulation D and the laws of each state in which the Holder is a resident;

         (d) Restricted Securities. The Holder understands that the Investment Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder's representations made herein. The Holder understands that the Investment Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Investment Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Maker has no obligation to register or qualify the Investment Securities for resale. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Investment Securities, and on requirements relating to the Maker which are outside of the Holder's control, and which the Maker is under no obligation and may not be able to satisfy.

         (e) Legends. The Holder understands that the Investment Securities, and any securities issued in respect of or exchange for the Investment Securities, may bear one or all of the following legends:

         THE SECURITIES EVIDENCED BY THIS INSTRUMENT OR CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY


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


         BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THE ISSUER RECEIVES AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE ISSUER STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE ISSUER OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

6.       EVENTS OF DEFAULT; EFFECT

         (a) The occurrence at any time of any one or more of the following events shall constitute an "Event of Default" under this Note: (i) the Maker's failure to pay principal of, interest on or other amount when due under this Note, which failure remains unremedied for a period of ten (10) days thereafter,
(ii) failure of the Maker to perform or default in the observance by the Maker of any of the Maker's agreements, covenants and/or obligations set forth herein;
(iii) the dissolution, liquidation or termination of legal existence of the Maker; (iv) the appointment of a receiver, trustee or similar official or agent to take charge of or liquidate any property of assets of the Maker, or action by any court to take jurisdiction of all or a substantial portion of the property or assets of the Maker; (v) the sale of all or substantially all of the Maker's property or assets; or (vi) the commencement of any proceeding by the Maker or any other party under any provision of the Bankruptcy Code of the United States, as now in existence or hereafter amended, or of any other proceeding under any applicable federal or state law, now existing or hereafter in effect, relating to bankruptcy, reorganization, insolvency, liquidation or otherwise, for the relief of debtors or readjustment of indebtedness, by or against Maker; PROVIDED, that with respect to any proceeding commenced against the Maker such proceeding remains undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceedings occur.

         (b) Upon the occurrence of an Event of Default, the outstanding principal amount of this Note, together with accrued interest hereon, shall, upon written notice from the Holder to the Maker, become immediately due and payable without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker. Notwithstanding the foregoing, the Holder may, at its option, elect to convert the principal balance outstanding, together with accrued interest, at the time of the Event of Default into that number of Conversion Shares as provided in Section 2 hereof.

7. TRANSFER. Subject to the limitations set forth on the legend on this Note, this Note may be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder. The obligations of the Maker hereunder may not be assigned. This Note shall inure to the benefit of the transferees, successors and assigns of the Holder of this Note and shall be binding upon the successors of the Maker.


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


8. NO RIGHTS AS STOCKHOLDER. Unless and until the issuance of any shares of Common Stock upon conversion of this Note or the exercise of any warrant(s) granted pursuant thereto, the Holder of this Note shall not have or exercise any rights by virtue hereof as a stockholder of the Maker.

9. REPLACEMENT. Upon receipt by the Maker of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

10. WAIVERS, ETC. Failure by the Holder to insist upon the strict performance by the Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note. The Maker waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, and notice of any renewals or extensions of this Note. This Note may not be amended, modified or waived except by an instrument in writing signed by the Maker and the Holder.

11.      MISCELLANEOUS.

         (a) Notice. Any notice or other communication between parties hereto shall be deemed given (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). All such notices or other communications shall be sent, if to the Holder, at __________________________________ ________________________, or if to the Maker,
at Tremor  Entertainment,  Inc.,  2621 West  Empire  Avenue,  Burbank  CA 91504,
Attention: Steve Oshinsky, President, or to such address as may hereafter be designated in writing by one party to the other. Any notice or other communication hereunder shall be deemed given four (4) days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date personally delivered.

         (b) Entire Agreement. This Note embodies the entire agreement and understanding between the Maker and the Holder and supersedes any and all negotiations, prior discussions and preliminary and prior arrangements and understandings related to the subject matter


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


hereof.  No  provision  of this
Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto.

         (c) Governing Law. This Note shall be construed and enforced in accordance with the laws of the State of California, without regard to its conflicts of laws principles. Each of the Maker and the Holder hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Note or the transactions contemplated hereby.

         (d) Severability. This Note shall not be interpreted or construed with any presumption against the party causing this agreement to be drafted. If any of the terms or provisions of this Note is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect or render invalid, illegal or unenforceable any other term or provision of this Note and to the extent permitted, such invalid, illegal or unenforceable term or provision shall be amended and reframed in a manner that will be enforceable.

         (e) Headings. Section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose or taken into account in connection with the construction or interpretation of this Note.

         (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original documents.

         IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its officer thereunto duly authorized, as of the day and year first above written.



                                           Tremor Entertainment, Inc.


                                           By:
                                              ----------------------------------
                                                  Steve Oshinsky, President

This Note,  together with the investment
representations  of the Holder contained
herein,  are  hereby   acknowledged  and
agreed to as of February 13, 2002 by:


----------------------------------------
Kevin Ryan, as Holder

                                                   EXHIBIT A to CONVERTIBLE NOTE


                                CONVERSION NOTICE

Reference is made to that certain convertible note, in the outstanding principal balance of $254,166.67 (the "Note"), between Tremor Entertainment, Inc. (as Maker) and Kevin Ryan, as Holder. In accordance with and pursuant to Section 2 of the Note, the undersigned Holder hereby elects to convert the principal amount of the Note, as indicated below, into shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Maker, by tendering the original Note specified below as of the date specified below.

Date of Conversion:  April 12, 2002

Principal and Interest Amount of Note to be converted:  $254,166.67

Date of Note:  February 12, 2002

Please confirm the following information:

Conversion Price:   $ 0.25


Number of shares of Common Stock to be issued:  1,016,666 shares


Please issue the Common Stock into which the Note is being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:
          -------------------------------------------

Address:
         --------------------------------------------



Facsimile Number:
                  -----------------------------------

                                       Authorization


(signature)

                          Name:
                               ---------------------------------

                        Dated:
                               ---------------------------------




                                       E-1